Exhibit (j)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the incorporation by reference our reports dated December 5, 2000, on Pilgrim Internet Fund (formerly, ING Internet Fund), ING Pilgrim Money Market Fund (formerly, ING Money Market Fund), Pilgrim Intermediate Bond Fund (formerly, ING Intermediate Bond Fund), Pilgrim High Yield Bond Fund (formerly, ING High Yield Bond Fund), Pilgrim European Equity Fund (formerly, ING European Equity Fund), Pilgrim Tax Efficient Equity (formerly, ING Tax Efficient Equity Fund), Pilgrim Global Communications Fund (formerly, ING Global Communications Fund), Pilgrim National Tax-Exempt Bond Fund (formerly, ING National Tax-Exempt Bond Fund) and Pilgrim Global Information Technology Fund (formerly, ING Global Information Technology Fund (nine of the portfolios constituting Pilgrim Funds Trust, formerly ING Funds Trust) in this Registration Statement (Form N-1A Nos. 333-59745 and 811-08895) of Pilgrim Funds Trust.

                                          /s/ ERNST & YOUNG LLP

New York, New York
February 23, 2001